Exhibit 4.50
[FORM OF FLOATING RATE MEDIUM-TERM NOTE, SERIES B]
(Face of Security)
          [IF A GLOBAL SECURITY, INSERT – THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE 1999 INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE 1999 INDENTURE.]
          [IF DTC IS THE DEPOSITARY, INSERT – UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE GOLDMAN SACHS GROUP, INC., OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
          [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]
          [INSERT ANY LEGEND REQUIRED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE REGULATIONS THEREUNDER.]
          THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.
(Face of Security continued on next page)

CUSIP No.
THE GOLDMAN SACHS GROUP, INC.
MEDIUM-TERM NOTES, SERIES B
(Floating Rate Security)
          The following terms apply to this Security, as and to the extent shown below:

PRINCIPAL AMOUNT:
SPECIFIED CURRENCY: U.S. dollars for all payments unless otherwise specified below:
•	payments of principal and any premium:

•	payments of interest:
EXCHANGE RATE AGENT:
ORIGINAL ISSUE DATE*:
TRADE DATE:
STATED MATURITY DATE:
ORIGINAL ISSUE DISCOUNT SECURITY:
•	Total Amount of OID:

•	Yield to Maturity:

•	Initial Accrual Period OID:
BASE RATE:
•	CD Rate:
•	CMS Rate:

•	CMT Rate:
–	Designated CMT Reuters Screen Page:

–	Designated CMT Index Maturity:
•	Commercial Paper Rate:

•	EURIBOR:

•	Federal Funds Rate:
–	(Effective)/Open:
•	LIBOR:
–	Reuters Screen LIBOR Page:

–	Index Currency:
•	Prime Rate:

•	Treasury Rate:

•	11th District Cost of Funds Rate:
INDEX MATURITY:
SPREAD:
SPREAD MULTIPLIER:

*	This date shall be the issue date of this Security, unless there is a Predecessor Security, in which case this date shall be the issue date of the first Predecessor security.
(Face of Security continued on next page)

INITIAL BASE RATE:
MAXIMUM RATE:
MINIMUM RATE:
INTEREST DETERMINATION DATE(S): as provided in Sections 3(b) through 3(k), as applicable, on the reverse of this Security (unless otherwise specified), subject to the second paragraph under “Payments Due on a Business Day” below
INTEREST PAYMENT DATE(S):
INTEREST RESET PERIOD:
INTEREST RESET DATE(S): as provided in Section 3(a) on the reverse of this Security (unless otherwise specified)
REDEMPTION COMMENCEMENT DATE:
REPAYMENT DATE(S):
REDEMPTION OR REPAYMENT PRICE(S):
CALCULATION AGENT:
DEFEASANCE:
•	Full Defeasance:

•	Covenant Defeasance:
DAY COUNT CONVENTION:
BUSINESS DAY CONVENTION:
OTHER TERMS:

(Face of Security continued on next page)

          Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as otherwise may be specified.
          Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the 1999 Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.
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          The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the 1999 Indenture), for value received, hereby promises to pay to                     , or registered assigns, as principal the Principal Amount on the Stated Maturity Date and to pay interest thereon, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or made available for payment, on the Interest Payment Date(s) in each year, commencing on the first such date that is at least 15 calendar days after the Original Issue Date, and at the Maturity of the principal hereof, at a rate per annum determined in accordance with the applicable provisions of Section 3 on the reverse hereof, until the principal hereof is paid or made available for payment. Any premium and any such installment of interest that is overdue at any time shall also bear interest (to the extent that the payment of such interest shall be legally enforceable), at the rate per annum at which the principal then bears interest, from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.
          The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the 1999 Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day, as such term is defined in Section 3(o) on the reverse hereof) next preceding such Interest Payment Date (a “Regular Record Date”); provided, however, if this Security is a Global Security, a Regular Record Date will instead occur on the fifth Business Day preceding such Interest Payment Date. Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 1999 Indenture. For the purpose of determining a Holder at the close of business on any relevant record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.
          Currency of Payment
          Payment of principal of (and premium, if any) and interest on this Security will be made in the Specified Currency for such payment, except as provided in this and the next three paragraphs. The Specified Currency for any payment shall be the currency
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specified as such on the face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is specified on the face of this Security as the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 3(o) on the reverse hereof), provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.
          Except as provided in the next paragraph, any payment to be made on this Security in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.
          The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent based upon the highest bid quotation received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of such Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of this Security who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.
(Face of Security continued on next page)

          Notwithstanding the foregoing, if any amount payable on this Security is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York, for such Specified Currency (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the 1999 Indenture or this Security.
          Manner of Payment – U.S. Dollars
          Except as provided in the next paragraph, payment of any amount payable on this Security in U.S. dollars will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
          Payment of any amount payable on this Security in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 (or the equivalent in another currency) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an
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Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.
          Manner of Payment – Other Specified Currencies
          Payment of any amount payable on this Security in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made with respect to this Security by the Holder hereof will remain in effect with respect to any further payments with respect to this Security payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to this Security cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.
          Manner of Payment – Global Securities
          Notwithstanding any provision of this Security or the 1999 Indenture, if this Security is a Global Security, the Company may make any and all payments of
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principal, premium and interest on this Security pursuant to the Applicable Procedures of the Depositary for this Security as permitted in the 1999 Indenture.
          Payments Due on a Business Day
          Notwithstanding any provision of this Security or the 1999 Indenture, if the Maturity of the principal hereof occurs on a day that is not a Business Day, any amount of principal, premium or interest would otherwise be due on this Security on such day (the “Specified Day”) may be paid or made available for payment on the Business Day that is next succeeding the Specified Day with the same force and effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding Business Day.
          As specified on the face of this Security, one of the following Business Day Conventions shall apply to any relevant date other than one that falls on the date of Maturity of the principal hereof. If any such date would otherwise fall on a day that is not a Business Day:
     (i) if the Business Day Convention is “Following”, then such date will be postponed to the next day that is a Business Day;
     (ii) if the Business Day Convention is “Modified Following”, then such date will be postponed to the next day that is a Business Day; provided that, if such next succeeding Business Day falls in the next calendar month, then such date will be advanced to the immediately preceding Business Day;
     (iii) if the Business Day Convention is “Following Unadjusted”, any payment due on such date will be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including such next succeeding Business Day; and
     (iv) if the Business Day Convention is “Modified Following Unadjusted”, any payment due on such date will be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including such next succeeding Business Day, and provided further that, if such next succeeding Business Day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date will instead be advanced to the immediately preceding Business Day.
          The provisions of the two immediately preceding paragraphs shall apply to this Security in lieu of the provisions of Section 113 of the 1999 Indenture.

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          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the 1999 Indenture or be valid or obligatory for any purpose.
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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

THE GOLDMAN SACHS GROUP, INC.
By
Name:
Title:

          This is one of the Securities of the series designated herein and referred to in the 1999 Indenture.
Dated:

THE BANK OF NEW YORK MELLON, as Trustee
By
Authorized Signatory

(Reverse of Security)
          1. Securities and Indenture
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of May 19, 1999 (herein called the “1999 Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the 1999 Indenture), and reference is hereby made to the 1999 Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
          2. Series and Denominations
          This Security is one of the series designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Company. References herein to “this series” mean the series of Securities designated on the face hereof.
          The Securities of this series are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning. For each Security of this series having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 and integral multiples of $1,000 in excess thereof. For each Security of this series having a principal amount payable in a Specified Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Specified Currency equivalent, at the Exchange Rate on the first Business Day next preceding the date on which the Company accepts the offer to purchase such Security, to $1,000 or any integral multiples of $1,000 in excess thereof.
          3. Interest Rate
          (a) Interest Rate Reset. The interest rate on this Security will be reset from time to time, as provided in this Section 3, and each date upon which such rate is reset as so provided is hereinafter called an “Interest Reset Date”. Unless otherwise specified on the face hereof, the Interest Reset Dates with respect to this Security will be as follows:
     (i) if the Interest Reset Period is daily, each Business Day;
     (ii) if the Interest Reset Period is weekly and the Base Rate is not the Treasury Rate, the Wednesday of each week;
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     (iii) if the Interest Reset Period is weekly and the Base Rate is the Treasury Rate, except as otherwise provided in the definition of “Treasury Interest Determination Date” in Section 3(o) below, the Tuesday of each week;
     (iv) if the Interest Reset Period is monthly, the third Wednesday of each month;
     (v) if the Interest Reset Period is quarterly, the third Wednesday of each March, June, September and December;
     (vi) if the Interest Reset Period is semi-annual, the third Wednesday of each of two months in each year specified under “Interest Reset Period” on the face hereof; and
     (vii) if the Interest Reset Period is annual, the third Wednesday of the month in each year specified under “Interest Reset Period” on the face hereof;
provided, however, that (x) the Base Rate in effect from and including the Original Issue Date to but excluding the initial Interest Reset Date will be the Initial Base Rate and (y) if the Interest Reset Period is daily or weekly, the Base Rate in effect for each day following the second Business Day immediately prior to an Interest Payment Date to but excluding such Interest Payment Date, and for each day following the second Business Day immediately prior to the day of Maturity of the principal hereof to but excluding such day of Maturity, will be the Base Rate in effect on such applicable second Business Day; and provided, further, if so specified, that any Interest Reset Date shall be subject to adjustment as provided in the second paragraph under the heading “Payments Due on a Business Day” on the face of this Security.
          Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the interest rate on this Security shall be the rate determined in accordance with such of the following Sections 3(b) through 3(k) as provide for determination of the Base Rate for this Security. The Calculation Agent shall determine the interest rate of this Security in accordance with the applicable Section below.
          Unless the Base Rate is LIBOR or EURIBOR, the Calculation Agent will determine the interest rate of this Security that takes effect on any Interest Reset Date on a day no later than the Calculation Date (as defined in Section 3(o) below) corresponding to such Interest Reset Date. However, the Calculation Agent need not wait until the Calculation Date to determine such interest rate if the rate information it needs to make such determination in the manner specified in the applicable provisions of Sections 3(b) through 3(k) hereof is available from the relevant sources specified in such applicable provisions.
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           Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on this Security and, if determined, the interest rate that will become effective on the next Interest Reset Date.
           (b) Determination of CD Rate. If the Base Rate specified on the face hereof is the CD Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the “CD Interest Determination Date”), for negotiable U.S. dollar certificates of deposit having the Index Maturity as published in H.15(519) (as defined in Section 3(o) below) opposite the heading “CDs (secondary market)”. If the CD Rate cannot be determined as described above, the following procedures will apply in determining the CD Rate:
     (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CD Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CD Rate shall be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “CDs (secondary market)”.
     (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CD Rate shall be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks having a remaining maturity closest to the Index Maturity specified on the face hereof and in a Representative Amount: the rates offered as of 10:00 A.M., New York City time, on such CD Interest Determination Date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent.
     (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date (or, in the case of the first Base Reset Date, the Initial Base Rate).
          (c) Determination of CMS Rate. If the Base Rate specified on the face hereof is the CMS Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the “CMS Interest Determination Date”), appearing on the Reuters Screen ISDAFIX2 Page under the heading “EURIBOR Basis-EUR” or “LIBOR Basis-EUR”, for the Index Maturity specified on the face hereof, at 10:00 A.M., London time. If the CMS
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Rate cannot be determined as described above, the following procedures will apply in determining the CMS Rate:
          (i) If the rate described above does not appear on Reuters ISDAFIX2 page under the appropriate heading for the Index Maturity specified on the face hereof at 10:00 A.M., London time, on the Calculation Date corresponding to such CMS Interest Determination Date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMS rate will be determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the London interbank market at approximately 10:00 A.M., London time, on the CMS Interest Determination Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating euro interest rate swap transaction with a term equal to such Index Maturity commencing on the CMS Interest Determination Date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual /360 day count basis, is equivalent to EURIBOR (in the case of EURIBOR Basis-EUR) or LIBOR (in the case of LIBOR Basis-EUR) with a maturity of three months, as such rate may be determined as provided in Section 3(f). The Calculation Agent will select the five swap dealers in its sole discretion and will request the principal London office of each of those dealers to provide a quotation of its rate.
          (ii) If at least three quotations are provided, the CMS Rate for the CMS Interest Determination Date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.
          (iii) If fewer than three quotations are provided, the Calculation Agent will determine the CMS Rate in its sole discretion.
          (d) Determination of CMT Rate. If the Base Rate specified on the face hereof is the CMT Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the CMT Rate on the second Business Day immediately preceding such Interest Reset Date (the “CMT Interest Determination Date”). “CMT Rate” means the following rate as published in H.15(519) opposite the heading “Treasury constant maturities”, as the yield is displayed on the Designated CMT Reuters Screen Page (as defined in Section 3(o) below) under the heading “ . . . Treasury Constant Maturities . . .”, under the column for the Designated CMT Index Maturity (as defined in Section 3(o) below):
     (x) if the Designated CMT Reuters Screen Page is the Reuters Screen FRBCMT Page, the rate for such CMT Interest Determination Date; or
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     (y) if the Designated CMT Reuters Screen Page is the Reuters Screen FEDCMT Page, the weekly or monthly average, as specified on the face hereof, for the week that ends immediately before the week in which such CMT Interest Determination Date falls, or for the month that ends immediately before the month in which such CMT Interest Determination Date falls, as applicable.
If the CMT Rate cannot be determined as described above, the following procedures will apply in determining the CMT Rate:
     (i) If the applicable rate described above is not displayed on the relevant Designated CMT Reuters Screen Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CMT Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the applicable Treasury constant maturity rate described above — i.e., for the Designated CMT Index Maturity and for either such CMT Interest Determination Date or the weekly or monthly average, as applicable — as published in H.15(519).
     (ii) If the applicable rate described in clause (i) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the Treasury constant maturity rate, or other U.S. Treasury rate, for the Designated CMT Index Maturity and with reference to such CMT Interest Determination Date, that:
     (a) is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and
     (b) is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the Designated CMT Reuters Screen Page and published in H.15(519).
     (iii) If the rate described in clause (ii) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes (as defined in Section 3(o) below) having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request
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quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest.
     (iv) If the Calculation Agent is unable to obtain three quotations of the kind described in clause (iii) above, the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for Treasury Notes having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest. If two Treasury Notes with an original maturity longer than the CMT Designated Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Notes with the shorter original term to maturity.
     (v) If fewer than five but more than two such primary dealers are quoting as described in clause (iv) above, then the CMT Rate for such CMT Interest Determination Date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded.
     (vi) If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (v) above, the CMT Rate shall be the CMT Rate in effect on such CMT Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          (e) Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the Commercial Paper Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the Money Market Yield (as defined in Section 3(o) below) of the rate, for the second Business Day immediately preceding such Interest Reset Date (the “Commercial Paper Interest Determination Date”), for commercial paper having the Index Maturity specified on the face hereof, as published in H.15(519) opposite the heading “Commercial Paper – Nonfinancial”. If the Commercial Paper Rate cannot be determined as described above, the following procedures will apply in determining the Commercial Paper Rate:
     (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date (as defined in
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Section 3(o) below) corresponding to such Commercial Paper Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Commercial Paper Rate will be the rate, for such Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity specified on the face hereof, as published in H.15 Daily Update (as defined in Section 3(o) below) or any other recognized electronic source used for displaying that rate, opposite the heading “Commercial Paper – Nonfinancial”.
     (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the Index Maturity and is placed for an industrial issuer whose long-term bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent.
     (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          (f) Determination of EURIBOR. If the Base Rate specified on the face hereof is EURIBOR, the Base Rate that takes effect on any Interest Reset Date shall equal the interest rate for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — The Financial Markets Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on the second Euro Business Day (as defined in Section 3(o) below) before such Interest Reset Date (a “EURIBOR Interest Determination Date”), and will be determined in accordance with the following provisions:
     (i) EURIBOR will be the offered rate for deposits in euros having the Index Maturity beginning on such Interest Reset Date, as that rate appears on the Reuters Screen EURIBOR01 Page as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date.
     (ii) If the rate described in clause (i) above does not so appear on the Reuters Screen EURIBOR01 Page, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest
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Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone (as defined in Section 3(o) below) interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the Index Maturity specified on the face hereof beginning on such Interest Reset Date and in a Representative Amount. The Calculation Agent will request the principal Euro-Zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of such quotations.
     (iii) If fewer than two quotations are provided as described in clause (ii) above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by the Calculation Agent: loans of euros having the Index Maturity specified on the face hereof beginning on such Interest Reset Date and in a Representative Amount.
     (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          (g) Determination of Federal Funds Rate. If the Base Rate specified on the face hereof is the Federal Funds (Effective) Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the “Federal Funds Interest Determination Date”), as published in H.15(519) opposite the heading “Federal funds (effective)”, as that rate is displayed on the Reuters Screen FEDFUNDS1 Page under the heading “EFFECT”. If the Federal Funds (Effective) Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds (Effective) Rate:
     (i) If the rate described above is not displayed on the Reuters Screen FEDFUNDS1 Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds (Effective) Rate will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, opposite the heading “Federal funds (effective)”.
     (ii) If the rate described in clause (i) above is not displayed on the Reuters Screen FEDFUNDS1 Page and does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City
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time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Federal Funds (Effective) Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.
     (iii) If fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, the Federal Funds (Effective) Rate will be the Federal Funds (Effective) Rate in effect on such Federal Funds Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          If the Base Rate specified on the face hereof is the Federal Funds Open Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the Federal Funds Interest Determination Date, as published in H.15(519) under the heading “Federal funds” and opposite the caption “Open”, as that rate is displayed on the Reuters Screen Page 5. If the Federal Funds Open Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds Open Rate:
     (i) If the rate described above is not displayed on the Reuters Screen Page 5 at 5:00 P.M., New York City time, on such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds Open Rate will be the rate for such day displayed on the FFPREBON Index page on Bloomberg (which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg).
     (ii) If the rate described in clause (i) above is not displayed on the Reuters Screen Page 5 and does not appear on the FFPREBON Index on Bloomberg at 5:00 P.M., New York City time, on such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Federal Funds Open Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, quoted by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.
     (iii) If fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, the Federal Funds Open Rate will be the Federal Funds Open Rate in effect on such Federal Funds Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
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          (h) Determination of LIBOR. If the Base Rate specified on the face hereof is LIBOR, the Base Rate that takes effect on any Interest Reset Date shall be LIBOR on the corresponding LIBOR Interest Determination Date (as defined in Section 3(o) below). LIBOR will be the offered rate appearing on the Reuters Screen LIBOR Page (as defined in Section 3(o) below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date for deposits of the Index Currency having the Index Maturity beginning on such Interest Reset Date.
     (i) If LIBOR does not so appear on the Reuters Screen LIBOR Page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of the Index Currency having the Index Maturity specified on the face hereof beginning on the relevant Interest Reset Date and in a Representative Amount (as defined in Section 3(o) below). The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the quotations.
     (ii) If fewer than two quotations are provided as described in clause (i) above, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. in the principal financial center for the country issuing the Index Currency, on such LIBOR Interest Determination Date, by three major banks in that principal financial center selected by the Calculation Agent: loans of the Index Currency having the Index Maturity specified on the face hereof beginning on such Interest Reset Date and in a Representative Amount.
     (iii) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (ii) above, LIBOR will be the LIBOR in effect on such LIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          (i) Determination of Prime Rate. If the Base Rate specified on the face hereof is the Prime Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, for the second Business Day immediately preceding such Interest Reset Date (the “Prime Interest Determination Date”), published in H.15(519) opposite the heading “Bank prime loan”. If the Prime Rate cannot be determined as described above, the following procedures will apply in determining the Prime Rate:
     (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such
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Prime Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Prime Rate will be the rate, for such Prime Interest Determination Date, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, opposite the heading “Bank prime loan”.
     (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Prime Rate will be the arithmetic mean of the following rates as they appear on the Reuters Screen USPRIME 1 Page (as defined in Section 3(o) below): the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on such Prime Interest Determination Date.
     (iii) If fewer than four of the rates referred to in clause (ii) above appear on the Reuters Screen USPRIME 1 Page, the Prime Rate will be the arithmetic mean of the Prime Rates or base lending rates, as of the close of business on such Prime Interest Determination Date, of three major banks in New York City selected by the Calculation Agent. For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.
     (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, the Prime Rate shall be the Prime Rate in effect on such Prime Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          (j) Determination of Treasury Rate. If the Base Rate specified on the face hereof is the Treasury Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate for the auction on the corresponding Treasury Interest Determination Date (as defined in Section 3(o) below) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof, as that rate appears on the Reuters Screen USAUCTION10 Page or the Reuters Screen USAUCTION11 Page under the heading “INVEST RATE”. If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury Rate:
     (i) If the rate described above does not appear on either the Reuters Screen USAUCTION10 or USAUCTION11 Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Treasury Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), the Treasury Rate will be the Bond Equivalent
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Yield (as defined in Section 3(o) below) of the rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity specified on the face hereof, as announced by the U.S. Department of the Treasury.
     (ii) If the auction rate described in clause (i) above is not so announced by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading “U.S. government securities/Treasury bills (secondary market)”.
     (iii) If the rate described in clause (ii) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Treasury Rate will be the rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity specified on the face hereof, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/Treasury Bills (secondary market)”.
     (iv) If the rate described in clause (iii) above does not appear in H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof: the rates bid as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.
     (v) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (iv) above, the Treasury Rate shall be the Treasury Rate in effect on such Treasury Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          (k) Determination of 11th District Rate. If the Base Rate specified on the face hereof is the 11th District Cost of Funds Rate (the “11th District Rate”), the Base Rate that takes effect on any Interest Reset Date shall equal the 11th District Rate on the 11th District Interest Determination Date (as defined in Section 3(o) below) corresponding to such Interest Reset Date. The 11th District Rate on any 11th District Interest Determination Date shall be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before such date, as displayed on the
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Reuters Screen COFI/ARMS Page opposite the heading “11TH Dist COFI:” as of 11:00 A.M., San Francisco time, on such date. If the 11th District Rate cannot be determined as described above, the following procedures will apply in determining the 11th District Rate:
     (i) If the rate described above does not appear on the Reuters Screen COFI/ARMS Page on such 11th District Interest Determination Date, then the 11th District Rate on such date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately preceding such date, as most recently announced by the Federal Home Loan Bank of San Francisco as such monthly weighted average cost of funds.
     (ii) If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in clause (i) above on or before such 11th District Interest Determination Date, the 11th District Rate that takes effect on such Interest Reset Date will be the 11th District Rate in effect on such 11th District Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).
          Any of the interest rates determined in accordance with Sections 3(b) — (k) will be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof.
          (l) Minimum and Maximum Limits. Notwithstanding the foregoing, the rate at which interest accrues on this Security (i) shall not at any time be higher than the Maximum Rate, if any, or less than the Minimum Rate, if any, specified on the face hereof, in each case on an accrual basis, and (ii) shall not at any time be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.
          (m) Calculation of Interest. Payments of interest hereon with respect to any Interest Payment Date or at the Maturity of the principal hereof will include interest accrued to but excluding such Interest Payment Date or the date of such Maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid or made available for payment shall be calculated by the Calculation Agent by multiplying the Principal Amount by an accrued interest factor for the specified Interest Period. Such accrued interest factor shall be expressed as a decimal and computed by multiplying the interest rate (also expressed as a decimal) in effect on the applicable period by the Day Count Convention specified on the face hereof for such Interest Period.
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          All percentages resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655) ). All amounts used in or resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
          (n) Calculation Agent and Exchange Rate Agent. The Company has initially appointed the institutions named on the face of this Security as Calculation Agent and Exchange Rate Agent, respectively, to act as such agents with respect to this Security, but the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.
          All determinations made by the Calculation Agent or the Exchange Rate Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. Neither the Calculation Agent nor the Exchange Rate Agent shall have any liability therefor.
          (o) Definitions of Calculation Terms. As used in this Security, the following terms have the meanings set forth below:
          “Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100,

360 – (D x M)
     where
•	“D” equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

•	“N” equals 365 or 366, as the case may be; and
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•	“M” equals the actual number of days in the applicable Interest Reset Period.
          “Business Day” means, for this Security, a day that meets the requirements set forth in each of clauses (i) through (v) below, in each case to the extent such requirements apply to this Security as specified below:
(i)	is a New York Business Day;

(ii)	if the Base Rate is LIBOR, is also a London Business Day;

(iii)	if the Specified Currency for payment of principal of or interest on this Security is other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the Specified Currency;

(iv)	if the Base Rate is EURIBOR or if the Specified Currency for payment of principal of or interest on this Security is euros, or the Base Rate is LIBOR for which the Index Currency is euros, is also a Euro Business Day; and

(v)	solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close.
Solely when used in the third paragraph under the heading “Currency of Payment” on the face of this Security, the meaning of the term “Business Day” shall be determined as if the Base Rate for this Security is neither LIBOR nor EURIBOR.
          The “Calculation Date” corresponding to any Commercial Paper Interest Determination Date, Prime Interest Determination Date, LIBOR Interest Determination Date, EURIBOR Interest Determination Date, Treasury Interest Determination Date, CMT Interest Determination Date, CD Interest Determination Date, CMS Interest Determination Date, Federal Funds Interest Determination Date or 11th District Interest Determination Date, as the case may be, means the earlier of:
     (i) the tenth day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day; and
     (ii) the Business Day immediately preceding the Interest Payment Date or the date of Maturity of the principal hereof, whichever is the day on which the next payment of interest will be due.
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The Calculation Date corresponding to any Interest Reset Date means the Calculation Date corresponding to the relevant interest determination date immediately preceding such Interest Reset Date.
“Day Count Convention” means:

(i)	if “1/1 (ISDA)”, 1;

(ii)	if “Actual/Actual (ISDA)” or “Act/Act (ISDA)”, the number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (1) the number of days in that portion of the Interest Period falling in a leap year divided by 366 and (2) the number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(iii)	if “Actual/Actual (ICMA)”, the number of days in the Interest Period, including February 29 in a leap year, divided by 360 or, if the Specified Currency is euro or pounds sterling, the number of days in the calendar year;

(iv)	if “Actual/Actual (Bond)”, the number of calendar days in the Interest Period, divided by the number of calendar days in the Interest Period multiplied by the number of Interest Periods in the calendar year;

(v)	if “Actual/Actual (Euro)”, the number of calendar days in the Interest Period divided by 365 or, if the Interest Period includes February 29, 366;

(vi)	if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A365F”, the actual number of days in the Interest Period divided by 365;

(vii)	if “Actual/360 (ISDA)”, “Act/360 (ISDA)” or “A/360 (ISDA)”, the number of days in the Interest Period divided by 360;

(viii)	if “Actual/360 (ICMA)”, the number of calendar days in the period, including February 29 in a leap year, divided by 360 days;

(ix)	if “30/360 (ISDA)”, “360/360 (ISDA)” or “Bond Basis (ISDA)”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[ 360 × (Y2-Y1)]+[30 × (M2-M1)]+(D2-D1)

360
     where
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•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

•	“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; and

(x)	if “30E/360”, “30E/360 (ISDA)” or “Eurobond Basis”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[ 360 × (Y2-Y1)]+[30 × (M2-M1)] + (D2-D1)

360
     where
•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and
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•	“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (1) such number would be 31, and (2), if “30E/360 (ISDA)” is specified, that day is also the last day of February, in which case D2 will be 30.
          “Designated CMT Index Maturity” means, if the Base Rate is the CMT Rate, the Index Maturity for this Security and will be the original period to maturity of a U.S. Treasury security — either 1, 2, 3, 5, 7, 10, 20 or 30 years — specified on the face hereof, provided that, if no such original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.
          “Designated CMT Reuters Screen Page” means, if the Base Rate is the CMT Rate, the Reuters Screen Page specified on the face hereof that displays Treasury constant maturities as reported in H.15(519), provided that, if no Reuters Screen Page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page and provided, further, that if the Reuters Screen FEDCMT Page applies but it is not specified on the face hereof whether the weekly or monthly average applies, the weekly average will apply.
          “EMU Countries” means, at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.
          “Euro Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.
          “Euro-Zone” means, at any time, the region comprised of the EMU Countries.
          “H.15(519)” means the weekly statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.
          “H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.
          “Index Maturity” means the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified on the face hereof.
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          “Interest Period” means the period from and including an Interest Payment Date (or, with respect to the initial Interest Period, the Original Issue Date) to but excluding the next succeeding Interest Payment Date.
          The “LIBOR Interest Determination Date” corresponding to any Interest Reset Date means the second London Business Day preceding such Interest Reset Date, unless the Index Currency is pounds sterling, in which case the LIBOR Interest Determination Date will be the Interest Reset Date.
          “London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, if the Base Rate for this Security is LIBOR, is also a day on which dealings in the Index Currency specified on the face hereof are transacted in the London interbank market.
          “Money Market Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100,

360 – (D x M)
 where
•	“D” equals the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” equals the actual number of days in the applicable Interest Reset Period.
          “New York Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.
          “Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
          “Reuters Screen” means the display on the Reuters 3000 Xtra service or any successor or replacement service, on the page or pages, or any successor or replacement page or pages on that service.
          “Reuters Screen LIBOR Page” means the display on the Reuters Screen LIBOR01 Page or Reuters Screen LIBOR02 Page, as specified on the face hereof, or any
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successor or replacement service, on which London interbank rates of major banks for the Index Currency are displayed.
          “Reuters Screen USPRIME1 Page” means the display on the Reuters Screen page titled “USPRIME1”, for the purpose of displaying prime rates or base lending rates of major U.S. banks.
          The “Treasury Interest Determination Date” corresponding to any Interest Reset Date means the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. If, as the result of a legal holiday, an auction is so held on the Friday in the week immediately preceding the week in which such Interest Reset Day falls, such Friday will be the corresponding Treasury Interest Determination Date. If an auction date shall fall on a day that would otherwise be an Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.
          “Treasury Notes” means direct, noncallable, fixed rate obligations of the U.S. government.
          The “11th District Interest Determination Date” corresponding to a particular Interest Reset Date will be the last working day, in the first calendar month immediately preceding such Interest Reset Date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month immediately preceding such Interest Reset Date.
          References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.
          References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.
          References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date.
          References in this Security to a particular heading or headings on any of Designated CMT Reuters Screen Page, H.15(519), H.15 Daily Update, Reuters Screen LIBOR Page, Reuters Screen USPRIME 1 Page, Reuters Screen USAUCTION10 Page, Reuters Screen USAUCTION11 Page, Reuters Screen ISDAFIX2 Page, Reuters Screen COFI/ARMS Page, Reuters Screen Page 5 or Reuters Screen include any successor or replacement heading or headings as determined by the Calculation Agent.
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          4. Redemption at the Company’s Option
          Unless a Redemption Commencement Date is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity Date. If a Redemption Commencement Date is so specified, and unless otherwise specified on the face hereof, this Security is subject to redemption upon not less than 30 days’ nor more than 60 days’ notice at any time and from time to time on or after the Redemption Commencement Date, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security to be redeemed), together with accrued interest to the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the 1999 Indenture.
          5. Repayment at the Holder’s Option
          Except as otherwise may be provided on the face hereof, if one or more Repayment Dates are specified on the face hereof, this Security will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of any Security surrendered for partial repayment shall at least equal an Authorized Denomination), on any such Repayment Date, in each case at the option of the Holder and at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable Repayment Date (but interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date as provided in the 1999 Indenture). If this Security provides for more than one Repayment Date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest Repayment Date after all conditions to such exercise have been satisfied, and references herein to the “applicable Repayment Date” shall mean such earliest Repayment Date.
          In order for the exercise of such option to be effective and this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal
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amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, not later than five Business Days after the date of such facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The Bank of New York Mellon, Attention: Corporate Trust Administration, 101 Barclay Street, 4E, New York, New York 10286 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with the Applicable Procedures of the Depositary for this Security at least 15 calendar days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.
          6. Transfer and Exchange
          As provided in the 1999 Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          As provided in the 1999 Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or
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not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          If this Security is a Global Security, this Security shall be subject to the provisions of the 1999 Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.
          7. Defeasance
          The 1999 Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the 1999 Indenture. If so specified on the face hereof, either or both of such provisions are applicable to this Security, as so specified.
          8. Remedies
          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the 1999 Indenture.
          As provided in and subject to the provisions of the 1999 Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the 1999 Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time
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Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          No reference herein to the 1999 Indenture and no provision of this Security or of the 1999 Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
          9. Modification and Waiver
          The 1999 Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the 1999 Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The 1999 Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the 1999 Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the 1999 Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the 1999 Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the 1999 Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          10. Governing Law
          This Security and the 1999 Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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CUSIP NO.
ORIGINAL ISSUE DATE:
THE GOLDMAN SACHS GROUP, INC.
MEDIUM-TERM NOTE, SERIES B
OPTION TO ELECT REPAYMENT
TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE
AT THE OPTION OF THE HOLDER AND THE HOLDER
ELECTS TO EXERCISE SUCH RIGHT
          The undersigned hereby irrevocably requests and instructs the Company to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)
          If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Security are used herein as defined therein.
          For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 25th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this “Option to Elect Repayment” form duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a

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trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Security and the amount of such Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that such Security to be repaid with the form entitled “Option to Elect Repayment” on the addendum to the Security duly completed and signed will be received by the Company not later than five Business Days after the date of such facsimile transmission or letter (provided that such Security and form duly completed and signed are received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:
The Bank of New York Mellon
Attention: Corporate Trust Administration
101 Barclay Street, 4E
New York, New York 10286
or at such other place as the Company or the Trustee shall notify the Holder of such Security.
          If less than the entire principal amount of such Security is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Security or Securities to be issued to the Holder in respect of the portion of such Security not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):

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Date:
Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

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ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.
TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)
          Additional abbreviations may also be used though not in the above list.

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ASSIGNMENT
          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

/                                        /

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:
Signature Guaranteed

NOTICE: Signature must be guaranteed.	NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.